Exhibit 4(c)


     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No. __

$143,750,000

CUSIP No.  247131 20 4

                          DELPHI FINANCIAL GROUP, INC.

                                8.00% SENIOR NOTE

     DELPHI FINANCIAL GROUP, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED AND FORTY THREE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($143,750,000) on May 15, 2033, and to pay interest on the outstanding principal amount thereon from May 20, 2003, or from the immediately preceding interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date, beginning August 15, 2003, at the rate of 8.00% per annum, until the entire principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on this security shall be computed on the basis of a 360-day year of twelve 30-day months.

     In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean a day that in the City of New York or in any place of payment is not a day on which banking institutions are authorized by law or regulations to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first day of the month in which an Interest Payment Date occurs (a "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not more than 15 or less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of and the interest on this Security shall be payable at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Payment in respect of the Securities represented as Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Person entitled thereto. All payments of principal and interest hereunder shall be made in immediately available funds.

     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


DELPHI FINANCIAL GROUP, INC.

By: /s/ Robert M. Smith, Jr.
    ----------------------------
Name:   Robert M. Smith, Jr.
Title:  Executive Vice President

Attest:
By: /s/ Linda Eike
    ----------------------------
Name:   Linda Eike
Title:  Secretary

                          CERTIFICATE OF AUTHENTICATION



     This is one of the Securities referred to in the within-mentioned Senior Indenture.



                                   WILMINGTON TRUST COMPANY,
                                   as Trustee



                                   By:  /s/ Michael G. Oller, Jr.
                                        ---------------------------------
                                                Authorized Officer

                              (REVERSE OF SECURITY)


1. Method of Payment.

The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the first day of the month in which a relevant interest payment date occurs. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

2. Paying Agent and Registrar.

Initially, Wilmington Trust Company, as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Co-Registrar.

3. Indenture; Supplemental Indenture.

The Company issued the Securities of this series under an Indenture dated as of May 20, 2003 (the "Indenture") between the Company and the Trustee. The Securities of this series are unsecured general obligations of the Company limited in aggregate principal amount to $143,750,000. The Indenture does not limit other unsecured debt. The terms of the Securities include those stated in the Indenture, those stated in a Supplemental Indenture creating the series and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture or Supplemental Indenture and such Act for a statement of them.

4. Optional Redemption.

On or after May 15, 2008, the Company may redeem all the Securities at any time or some of them from time to time at a redemption price equal to 100% of their principal amount, plus accrued interest to the date of redemption.

5. Notice of Redemption.

Notice of redemption will be mailed at least 45 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his or her registered address. All notices of redemption shall state the redemption date, the redemption price and any accrued interest, the identification of the particular Securities (if less than all the outstanding 8.00% Notes are to be redeemed) to be redeemed, that on the redemption date the redemption price and any accrued interest will become due and payable upon each such 8.00% Note, and other details regarding the redemption.

6. Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $25 and integral multiples of $25. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities for a period 15 days before a selection of Securities to be redeemed or transfer or exchange any Securities or portions of them selected for redemption.

7. Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company with the consent of the Holders of at least a majority in principal amount of the Securities of all series affected by the amendment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal of the Securities of the series. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to evidence the succession of another corporation to the Company, to provide that specific provisions of the Indenture will not apply to a series not previously issued, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a series and establish its terms, to provide for a separate Trustee for one or more series, to add to covenants of the Company or surrender any rights or power conferred upon the Company, to evidence or provide for a successor Trustee or to make any change that does not materially adversely affect the rights of any Securityholder.

9. Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.

10. Defaults and Remedies.

An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities (at maturity, upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the

Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if its determines that withholding notice is in Securityholders' interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

11. Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.

12. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

13. Requests for Copies.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Supplemental Indenture. Requests may be made to: Secretary, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899.